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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Filed by Ameritrade Holding Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Ameritrade Holding Corporation Commission File No.: 000-49992

This filing consists of a revised TD Waterhouse USA Fact Sheet posted to Ameritrade’s website on June 29, 2005.

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TD Waterhouse USA Fact Sheet

•	Founded in 1979, TD Waterhouse USA focuses on the brokerage and banking needs of independent-minded investors who are looking for an alternative to higher-priced brokers.

•	TD Waterhouse USA serves a wide spectrum of investors through its distinctive business model:

—	For purely self-directed investors, we offer a comprehensive online platform with premier research capabilities and a robust product line-up;

—	For investors who require a bit more guidance, we offer a dedicated branch network and TD Waterhouse Investment Centers;

—	For those investors who prefer more of a “full service” experience and an advice-driven approach, we have a network of independent advisors available across the country.

•	TD Waterhouse USA has over 2.1 million customer accounts, with over $143 billion in assets.

•	TD Waterhouse USA has more than 140 branches across the country.

•	TD Waterhouse has a nationwide network of 2,600 independent financial advisors who hold $38 billion in assets under management.

•	TDWaterhouse USA employs 2,600 associates.

About TD Waterhouse

TD Waterhouse Group, Inc., provides investors and financial advisors with a broad range of brokerage, mutual fund, banking, and other consumer financial products. Worldwide, TD Waterhouse currently has 3.2 million active customer accounts. TD Waterhouse is a wholly-owned subsidiary of The Toronto-Dominion Bank (NYSE/TSE: TD) and part of TD Bank Financial Group. For more information please visit www.tdwaterhouse.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.